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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                 FORM  8-A12G/A
                                Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           HAWKER  PACIFIC  AEROSPACE

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             (Exact Name of Registrant as Specified in its Charter)


               California                               95-3528840
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          (State of Incorporation                    (I.R.S. Employer
             or Organization)                       Identification No.)


           11240 Sherman Way
         Sun Valley, California                            91352
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 (Address of Principal Executive Offices)               (Zip Code)

       Securities to be Registered Pursuant to Section 12(b) of the Act:

        Title of Each Class              Name of Each Exchange on Which
        to be so Registered              Each Class is to be Registered
      ---------------------           ------------------------------------

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       Securities to be Registered Pursuant to Section 12(g) of the Act:
                        Preferred Share Purchase Rights

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                               (Title of Class)

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                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

No additional securities are being registered pursuant to this filing. The Rights Agreement between the Registrant and U.S. Stock Transfer, as Rights Agent, dated March 10, 1999, is further amended in accordance with the provisions of Exhibit 4.8 attached hereto.


ITEM 2.  EXHIBITS

4.2 Rights Agreement, dated March 10, 1999, between Registrant and U.S. Stock Transfer Corporation (1)

4.3 Amendment No. 1 to the Rights Agreement between Registrant and U.S. Stock Transfer Corporation, dated March 31, 1999 (2)

4.8 Amendment No. 2 to the Rights Agreement between Registrant and U.S. Stock Transfer Corporation, dated August 15, 2000
______________________________

(1) Previously filed as an exhibit to the Company's Registration Statement, Form 8-A12G, dated March 23, 1999, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Registration Statement, Form 8-A12G/A, dated April 7, 1999, and incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 30, 2001             HAWKER PACIFIC AEROSPACE


                                  By:   /s/ Philip Panzera
                                     ----------------------------
                                     Philip Panzera
                                     Executive Vice President